Exhibit (99)

                                                   State or Other
                                                   Jurisdiction
                                                   Under the Laws of
Subsidiaries of Owens Corning (9/30/97)            Which Organized

 Accord Vinyl Siding Inc.                          Ontario
 AmeriMark Building Products, Inc.                 Delaware
 Aristocrat Window Company                         Delaware
 Carriage Hill Stone Co.                           Ohio
 Crown Manufacturing Inc.                          Canada
 Deutsche Owens-Corning Glasswool GmbH             Germany
 Engineered Yarns America, Inc.                    Massachusetts
 Eric Company                                      Delaware
 European Owens-Corning Fiberglas, S.A.            Belgium
 Fabwel, Inc.                                      Indiana
 Falcon Foam Corporation                           Delaware
 Fibreboard Box & Millwork Corporation             Delaware
 Fibreboard Corporation                            Delaware
 IPM, Inc.                                         Delaware
 Kitsons Insulation Products Ltd.                  United Kingdom
 Lmp Impianti Srl                                  Italy
 Matcorp, Inc.                                     Delaware
 Nanjing Owens Corning XPS Foam Co. Ltd.           China
 Norandex Inc.                                     Delaware
 N.V. Owens-Corning S.A.                           Belgium
 OC Celfortec Inc.                                 Canada
 O/C/FIRST CORPORATION                             Ohio
 OCFOGO, Inc.                                      Delaware
 O.C. Funding B.V.                                 The Netherlands
 O/C/SECOND CORPORATION                            Delaware
 OCW Acquisition Corporation (dba, Delsan)         Delaware
 Owens-Corning A/S                                 Norway
 Owens Corning Building Materials Espana S.A.      Spain
 Owens-Corning Building Products (U.K.) Ltd.       United Kingdom
 Owens Corning Canada Inc.                         Canada
 Owens-Corning Canos, S.A.                         Argentina
 Owens-Corning Capital Holdings I, Inc.            Delaware
 Owens-Corning Capital Holdings II, Inc.           Delaware
 Owens-Corning Capital L.L.C.                      Delaware
 Owens Corning Cayman (China) Holdings             Cayman Islands
 Owens-Corning Cayman Limited                      Cayman Islands
 Owens-Corning Changchun Guan Dao Company Ltd.     PRC China
 Owens Corning Espana SA                           Spain
 Owens-Corning Fiberglas A.S. Limitada             Brazil
 Owens-Corning Fiberglas Deutschland GmbH          Germany
 Owens-Corning Fiberglas Espana, S.A.              Spain
 Owens-Corning Fiberglas France S.A.               France
 Owens-Corning Fiberglas (G.B.) Ltd.               United Kingdom
 Owens-Corning Fiberglas (Italy) S.r.l.            Italy
 Owens-Corning Fiberglas Norway A/S                Norway
 Owens-Corning Fiberglas S.A.                      Uruguay
 Owens-Corning Fiberglas Sweden AB                 Sweden



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                                                   State or Other
                                                   Jurisdiction
                                                   Under the Laws of
Subsidiaries of Owens Corning (9/30/97)            Which Organized

 Owens-Corning Fiberglas Sweden Inc.               Delaware
 Owens-Corning Fiberglas Technology Inc.           Illinois
 Owens-Corning Fiberglas (U.K.) Ltd.               United Kingdom
 Owens-Corning Fiberglas (U.K.) Pension Plan Ltd.  United Kingdom
 Owens-Corning Finance (U.K.) plc                  United Kingdom
 Owens-Corning FSC, Inc.                           Barbados
 Owens-Corning Funding Corporation                 Delaware
 Owens-Corning (Guangzhou) Fiberglas Co., Ltd.     PRC China
 Owens-Corning Holdings Limited                    Cayman Islands
 Owens Corning HT, Inc.                            Delaware
 Owens-Corning Isolation France S.A.               France
 Owens Corning (Japan) Ltd.                        Japan
 Owens-Corning Ontario Holdings Inc.               Canada
 Owens-Corning Overseas Holdings, Inc.             Delaware
 Owens-Corning (Overseas) Management Limited       Cyprus
 Owens Corning Pipe (Africa) Pvt. Ltd.             Zimbabwe
 Owens Corning Polyfoam UK Ltd.                    United Kingdom
 Owens Corning Polypan SPA                         Italy
 Owens-Corning Real Estate Corporation             Ohio
 Owens Corning (Shanghai) Fiberglas Co., Ltd.      PRC China
 Owens Corning (Singapore) PTE Ltd.                Singapore
 Owens Corning South Africa (Pty) Ltd.             South Africa
  Owens-Corning  Trading, Ltd.                     British Virgin Islands
 Owens-Corning (UK) Holdings Limited               United Kingdom
 Owens-Corning Veil Netherlands B.V.               The Netherlands
 Owens-Corning Veil U.K. Ltd.                      United Kingdom
 Pabco Metals Corporation                          Delaware
 Pacific Coast Redevelopment                       Missouri
 Palmetto Products, Inc.                           Delaware
 Prestige Vinyl Siding Inc.                        Ontario
 Procanpol SP.Z.O.O.                               Poland
 Scanglas Ltd.                                     United Kingdom
 Soltech, Inc.                                     Kentucky
 Stone Products Corporation                        California
 UC Industries, Inc.                               Delaware
 Vytec Corporation                                 Ontario
 Vytec Sales Corporation                           Delaware
 Willcorp, Inc.                                    Delaware
 Wrexham A.R. Glass Ltd.                           United Kingdom
 10110 Newfoundland Limited                        Newfoundland